                                                             Exhibit No. EX-99.9

                             Joint Filer Information

Names of Joint Filers:

     1.   John T. Kim, as Co-trustee, indirect owner, as immediate family member of, and sharing the same  household  with,  the  beneficiaries  of the
          Allyson Lee Kim Trust of 10/15/01 and the Irrevocable Deed of Trust of
          James J. Kim, Settlor F/B/O Jason Lee Kim - 11/17/03.

     2.   John T. Kim,  as  Co-trustee  of the Dylan James  Panichello  Trust of
          10/15/01,  the Irrevocable Deed of Trust of James J. Kim for Alexandra
          Kim Panichello - 12/24/92 and the  Irrevocable  Deed of Trust of James
          J. Kim for Jacqueline Mary Panichello - 10/3/94

     3.   James J. Kim.

     4.   The James and Agnes Kim Foundation, Inc.

Address:                1345 Enterprise Drive
                        West Chester, Pennsylvania 19380

Designated Filer:       Susan Y. Kim

Issuer & Ticker Symbol: Amkor Technology, Inc. (AMKR)
                        (Nasdaq National Market System)

Date of Event
Requiring Statement:    November 14, 2005

Signature:     /s/ Memma S. Kilgannon               Date  November 16, 2005
               Memma S. Kilgannon
               As Attorney-in-Fact for John T. Kim
               individually and in his trust
               capacities listed above.

Signature:     /s/ Jerry Allison                    Date  November 16, 2005
               Jerry Allison
               As Attorney-in-Fact for James J. Kim.

Signature:     /s/ Susan Y. Kim                     Date  November 16, 2005
               Susan Y. Kim
               Secretary, The James and Agnes Kim Foundation, Inc.

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